Exhibit 99.1

ClearSign Technologies Corporation

Announces Third Quarter 2019 Results

Hosting Call at 5:00pm ET (2:00pm PT) Today

SEATTLE, November 13, 2019 – ClearSign Technologies Corporation (Nasdaq: CLIR) ("ClearSign" or the "Company"), an emerging leader in industrial combustion and sensing technologies that improve energy, operational efficiency and safety while dramatically reducing emissions, announces its results for the quarter ended September 30, 2019 and will host a conference call at 5:00 PM ET.

"While we have been quiet in terms of announcements this last quarter we have been exceedingly busy behind the scenes," said Jim Deller Ph.D., Chief Executive Officer of ClearSign. “In the last quarter we have continued to pursue collaboration agreements with established manufacturers and are happy with the progress we are making. Ultimately our goal is to become the mainstream solution to restore fired equipment productivity and to achieve efficient emissions compliance in the environmentally conscious regions of the world. Additionally, we believe that our sensing technologies will further establish ClearSign as a technology provider to the combustion industry and beyond. Recognizing this expanded opportunity, yesterday we announced our name change to ClearSign Technologies Corporation, which we believe is a much better description of the type of company we are today.”

Recent strategic and operational highlights during and subsequent to the third quarter of 2019 include:

•	Rebranded Company name to ClearSign Technologies Corporation: This is the next step in the evolution of the Company and is a better descriptor of what the Company provides, namely, technology solutions. The ClearSign Core™ technology is an advancement which provides best-in-class NOx emissions while also enhancing performance characteristics. The Company’s sensing technologies have diverse applications to a broad group of industries extending beyond those related to industrial combustion.

•	Announced Engineering Order from Exxon Mobil Corporation (ExxonMobil): We received a purchase order from Exxon Mobil to perform early engineering and installation planning for a trial installation of the Company’s ClearSign Core process burners at one of ExxonMobil’s Gulf Coast refineries. The order is the next step in the process for the Company to showcase ClearSign Core’s best-in-class technology to reduce NOx emissions and for ExxonMobil to assess applicability across its process heater fleet. The engineering follows the previously announced qualification program that the Company performed at its state-of-the-art R&D facility in Seattle.

•	Continued to pursue the rollout of strategic plan: The Company continues to have ongoing discussions for collaboration with multiple channel partners and customers of boiler burners, process heater burners and flare technology. The goal is to deliver the Company’s technology, branded as ClearSign Core™, to the market through established equipment suppliers.

Loss for the third quarter 2019 was $2.1 million compared to a loss of $2.3 million for the same period of 2018.

Cash and investment resources were about $10 million as of September 30, 2019.

Shares outstanding at September 30, 2019 total 26,704,761.

Investors interested in participating on the live call can dial 1-866-372-4653 within the U.S. or 1-412-902-4217 from abroad. Investors can also access the call online through a listen-only webcast at https://www.webcaster4.com/Webcast/Page/987/32132 or on the investor relations section of the Company's website at http://ir.clearsign.com/overview.

The webcast will be archived on the Company's investor relations website for at least 90 days and a telephonic playback of the conference call will be available by calling 1-877-344-7529 within the U.S. or 1-412-317-0088 from abroad. The conference ID is 10136447. The telephonic playback will be available for 7 days after the conference call.

For more information on ClearSign Technologies Corporation, visit www.clearsign.com.

About ClearSign Technologies Corporation

ClearSign Technologies Corporation designs and develops products and technologies for the purpose of improving key performance characteristics of industrial and commercial systems, including operational performance, energy efficiency, emission reduction, safety and overall cost-effectiveness. Our patented technologies, embedded in established OEM products as ClearSign Core™, and ClearSign Eye™ and other sensing configurations, enhance the performance of combustion systems and fuel safety systems in a broad range of markets, including the energy (upstream oil production and down-stream refining), commercial/industrial boiler, chemical, petrochemical, transport and power industries. For more information, please visit www.clearsign.com.

Cautionary note on forward-looking statements

All statements in this press release that are not based on historical fact are "forward-looking statements." You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “may,” “will” or other similar expressions. While management has based any forward-looking statements included in this press release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not limited to, general business and economic conditions, the performance of management and our employees, our ability to obtain financing, competition, whether our technology will be accepted and adopted and other factors identified in our Annual Report on Form 10-K filed with the Securities and Exchange Commission and available at www.sec.gov and other factors that are detailed in our periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a competitive environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

For further information:

Investor Relations:

Matthew Selinger

Firm IR Group for ClearSign

+1 415-572-8152

mselinger@firmirgroup.com

ClearSign Combustion Corporation

Statements of Operations

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Sales	$-	$-	$-	$530,000
Cost of goods sold	-	9,000	1,000	424,000
Gross profit (loss)	-	(9,000)	(1,000)	106,000
Operating expenses:
Research and development, net of grants	796,000	980,000	2,563,000	3,133,000
General and administrative	1,342,000	1,326,000	4,399,000	3,956,000
Total operating expenses	2,138,000	2,306,000	6,962,000	7,089,000
Loss from operations	(2,138,000)	(2,315,000)	(6,963,000)	(6,983,000)
Interest income, net	30,000	23,000	100,000	24,000
Net loss	$(2,108,000)	$(2,292,000)	$(6,863,000)	$(6,959,000)
Net Loss per share	$(0.08)	$(0.09)	$(0.26)	$(0.32)

Balance Sheets
(unaudited)
	September 30
	2019	2018
ASSETS
Current Assets:
Cash and cash equivalents	$8,077,000	$8,949,000
	1,999,000	6,923,000
Contract assets	53,000	39,000
Prepaid expenses and other assets	536,000	500,000
Total current assets	10,665,000	16,411,000

Fixed assets, net, and other assets	744,000	467,000
Patents and other intangible assets, net	1,244,000	1,759,000

Total Assets	$12,653,000	$18,637,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$816,000	$1,080,000
Current portion of lease liabilities	176,000	216,000
Accrued compensation and taxes	477,000	341,000
Total current liabilities	1,469,000	1,637,000
Long Term Liabilities:
Long term lease liabilities	467,000	91,000
Total liabilities	1,936,000	1,728,000

Stockholders' Equity:
Common stock, $0.0001 par value, 26,704,761 and 26,697,261 shares issued and
outstanding at September 30, 2019 and December 31, 2018, respectively	3,000	3,000
Additional paid-in capital	77,088,000	76,417,000
Accumulated deficit	(66,374,000)	(59,511,000)
Total stockholders' equity	10,717,000	16,909,000

Total Liabilities and Stockholders' Equity	$12,653,000	$18,637,000